Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-3/A of our report dated January 17, 2003, relating to the financial statements of Sohu.com Inc. and its subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers

Beijing, People’s Republic of China

December 5, 2003